SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 21, 1998

                          CONTINENTAL CHOICE CARE, INC.
               (Exact name of Registrant as specified in Charter)


       New Jersey                   0-24542                22-3276736
       ----------                   -------                ----------
(State or other jurisdiction      (Commission             (IRS Employer
    of incorporation)             File Number)        Identification Number)

               25-B Vreeland Road, Florham Park, New Jersey 07932
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               (Address of principal executive office) (Zip Code)

       Registrant's telephone number including area code: (973) 593-0500

                                 Not Applicable
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         (Former name and former address, as changed since last report)

Item 5.    Other Events.

      Effective May 21, 1998, United Dry Cleaning, L.L.C., ("United"), a newly formed subsidiary of Continental Choice Care, Inc. (the "Company"), acquired substantially all of the assets of Ultimate Cleaners, Inc., an Arizona corporation ("Ultimate"), other than Ultimate's cash and accounts receivable. Ultimate conducts dry cleaning operations from five locations, including two dry cleaning plants and three drop stores, all located at leased locations. In addition, Ultimate has three additional drop stores under construction. During fiscal year 1997, Ultimate had gross revenues of $1,400,000.

      The purchase price for the assets was $1,420,000, of which amount
$350.00 was paid at closing. $20,000 of the purchase price is payable over a period of 20 months. The remainder was paid in the form of a promissory note in the principal amount of $1,050,000. The note has a term of six years and bears interest at the rate of 10% per annum. United assumed Ultimate's obligations under its real property leases and assumed substantially no other liabilities. United expects to enter into purchase agreements with additional dry cleaning establishments in the Phoenix, Arizona area in the near future. No assurance can be given that United will be successful in negotiating or executing additional agreements or in consummating additional transactions in Arizona or elsewhere.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Continental Choice Care, Inc.
                                             (Registrant)

Dated: May 21, 1998                      By: /s/ Steven L. Trenk
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                                              Steven L. Trenk
                                              President